EXHIBIT 24(b)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 28, 2003 accompanying the consolidated financial statements of Track Data Corporation and subsidiaries appearing in the 2002 Annual Report of the Company on Form 10-K for the year ended December 31, 2002 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/
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GRANT THORNTON LLP
New York, New York
March 24, 2003